UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

March 8, 2005

Date of Report (Date of earliest event reported)

MAXIM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14430	87-0279983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8899 UNIVERSITY CENTER LANE, SUITE 400

SAN DIEGO, CALIFORNIA 92122

(Address of principal executive offices, including zip code)

(858) 453-4040

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 8, 2005, we entered into retention agreements with Richard A. Mafrica, our Vice President, Commercialization, Sharon A. Tonetta, Ph.D., our Vice President, Drug Development, John D. Prunty, our Vice President, Finance and Chief Financial Officer, Ben Tseng, Ph.D., our Vice President, Research, and Pam G. Gleason, our Vice President, Human Resources.  On March 11, 2005, we entered into a retention agreement with Larry G. Stambaugh, our Chairman, President and Chief Executive Officer.

Pursuant to the retention agreements and subject to certain limitations, if they remain continuously employed by us through the earlier of a change in control event or September 30, 2005, such date being referred to as the target date, Mr. Stambaugh, Mr. Mafrica, Dr. Tonetta, Mr. Prunty, Dr. Tseng and Ms. Gleason will receive retention bonuses of $225,000, $140,000, $137,500, $105,000, $100,250 and $100,000, respectively, each paid in six equal monthly installments on the last day of each month starting on the target date.

In addition and subject to certain limitations, if they remain continuously employed by us through the date of grant (which will be within the 60 days of the date of the applicable retention agreement), Mr. Stambaugh, Mr. Mafrica, Dr. Tonetta, Mr. Prunty, Dr. Tseng and Ms. Gleason will be granted a retention stock option to purchase 150,000, 50,000, 50,000, 50,000, 50,000 and 25,000 shares of our common stock, respectively, at an exercise price equal to the fair market value of our common stock on the date of grant.  Thereafter, provided that they remain continuously employed by us, such retention options will vest in six equal monthly installments on the last day of each month starting on the target date, subject to vesting ceasing upon termination of employment with us for any reason.  Vested retention options are exercisable for five years from the date of grant without regard to continuous employment with us.  Notwithstanding the foregoing, if, at any time following a change in control event, employment with us is involuntarily terminated by us without cause or the employee voluntarily terminates their employment with us for good reason, then the applicable retention bonus shall be paid in a lump sum (to the extent not already paid prior to such time) and the applicable retention option shall become fully vested and exercisable (to the extent not already fully vested and exercisable prior to such time).

Pursuant to Mr. Stambaugh’s retention agreement and subject to certain limitations, if Mr. Stambaugh remains continuously employed with us for at least three months but not longer than six months following the consummation of a change in control event, he will receive an additional transition bonus of $225,000, payable as of his last day of employment with us.  Notwithstanding the foregoing, in the event Mr. Stambaugh is terminated by us (or our successor) without cause at any time during the first six months following the consummation of a change in control event, the transition bonus shall immediately become payable in full on the date of such termination.  In addition, our board of directors, solely at its discretion, may also authorize an additional success bonus of up to $225,000 that would be payable to Mr. Stambaugh upon consummation of a change in control event or other strategic transaction which our board determines to have preserved or increased value to our stockholders based upon factors considered relevant by our board at the time a definitive agreement relating to such transaction is approved.

Copies of the retention agreements are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this form 8-K, the contents of which are incorporated herein by reference.

As previously announced, our director John F. Bedard, Ph. D. has agreed to act as interim lead of regulatory affairs.  Effective as of March 11, 2005, we have also entered into a consulting arrangement with Dr. Bedard pursuant to which he will provide various services to us relating to regulatory affairs for a fee of $312.50 per hour.  We do not anticipate that such fees shall exceed $60,000 in any given fiscal year.  There is no written agreement with respect to our consulting arrangement with Dr. Bedard.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable.

(b)           Pro Forma Financial Information.

Not Applicable.

(c)           Exhibits.

10.1                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Larry G. Stambaugh, dated March 11, 2005.*

10.2                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Richard A. Mafrica, dated March 8, 2005.*

10.3                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Sharon A. Tonetta, Ph.D., dated March 8, 2005.*

10.4                           Retention Agreement between Maxim Pharmaceuticals, Inc. and John D. Prunty, dated March 8, 2005.*

10.5                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Ben Tseng, Ph.D., dated March 8, 2005.*

10.6                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Pam G. Gleason, dated March 8, 2005.*

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIM PHARMACEUTICALS, INC.

Date: March 14, 2005	/s/ John D. Prunty
John D. Prunty Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer duly authorized to sign on behalf of the registrant)

INDEX TO EXHIBITS

10.1                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Larry G. Stambaugh, dated March 11, 2005.*

10.2                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Richard A. Mafrica, dated March 8, 2005.*

10.3                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Sharon A. Tonetta, Ph.D., dated March 8, 2005.*

10.4                           Retention Agreement between Maxim Pharmaceuticals, Inc. and John D. Prunty, dated March 8, 2005.*

10.5                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Ben Tseng, Ph.D., dated March 8, 2005.*

10.6                           Retention Agreement between Maxim Pharmaceuticals, Inc. and Pam G. Gleason, dated March 8, 2005.*

* Management contract or compensatory plan or arrangement.